UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2007

_________________

WIDEPOINT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-23967	52-2040275
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

One Lincoln Centre, Oakbrook Terrace, Illinois	60181
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (630) 629-0003

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

        Effective January 1, 2007, Epstein, Weber & Conover, PLC (“EWC”) combined its practice with Moss Adams LLP (“Moss Adams”) and therefore resigned as the independent registered public accounting firm of WidePoint Corporation (the “Company”). The Company was notified of such resignation on January 22, 2007. According to information provided to the Company, all of the partners of EWC have become partners of Moss Adams.

        During the fiscal year ended December 31, 2006, there were no disagreements (within the meaning of Item 304 of Regulation S-K) between the Company and EWC on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of EWC, would have been referred to in its report. EWC’s report on the Company’s financial statements for the year ended December 31, 2005 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

        Attached as an exhibit to this Form 8-K is a letter from EWC indicating their agreement with the statements made by the Company in this Form 8-K.

        On January 22, 2007, the Audit Committee of the Board of Directors of the Company engaged the independent accounting firm of Moss Adams to serve as its new independent accounting firm effective January 22, 2007.

        During the fiscal year ended December 31, 2006 and during the subsequent period prior to the engagement of Moss Adams as its new independent accounting firm, the Company did not consult with Moss Adams regarding either (i) the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company’s financial statements or (ii) any matter that was either the subject of a disagreement or a reportable event (as defined in Item 304 of Regulation S-K).

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits.

        Exhibit 16 – Letter from Epstein, Weber & Conover, PLC to the Securities and Exchange Commission, dated January 22, 2007.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WIDEPOINT CORPORATION
(Registrant)
Dated: January 22, 2007	By: /s/ James T. McCubbin
James T. McCubbin
Vice President and Chief Financial Officer